N  E  W  S      R  E  L  E  A  S  E

Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

PSS WORLD MEDICAL AND GRAHAM FIELD HEALTH PRODUCTS PARTNER
TO FORM FIVE-YEAR EXCLUSIVE PRODUCT DISTRIBUTION ALLIANCE

      PSS’ Elder Care Business, Gulf South Medical Supply, Becomes Exclusive Source in the
United States for Graham Field products that serve the Home Health and Long-Term Care Markets

Featured Brands Include Lumex and Everest & Jennings

Jacksonville, Fla. and Atlanta Ga. (September 9, 2003) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) and Graham Field Health Products, Inc. jointly announced today the formation of an exclusive five-year distribution alliance to serve the home health and long-term care markets in the United States. The new agreement enables PSS’ Elder Care Business, Gulf South Medical Supply, to be the exclusive and sole distributor of Graham Field products sold in the United States, including leading product brands Lumex and Everest & Jennings. Gulf South Medical Supply will inventory the top 200 Graham Field products, as measured by sales, in twelve distribution centers across the country. The new distribution alliance is expected to generate $20 million to $25 million in annual revenue in its first twelve months of operation.

        Tony Oglesby, President of Gulf South Medical Supply, commented, “By combining the product experience of Graham Field with Gulf South’s expertise in distribution services, we will be able to serve the needs of our customers with a single, reliable source for high quality products. The Graham Field brands of Lumex and Everest & Jennings are very well established brands in the home health and elder care markets. This alliance will enable us to offer almost every name brand product a homecare provider needs, from durable medical equipment to nutritionals and disposables.”

        Irwin Selinger, President and CEO of Graham Field, added, “Our homecare customers have been asking us for reliable next day delivery, combined with competitive pricing since I started in this business over 20 years ago. This strategic alliance gives our customers what they need to run their business more efficiently and profitably, that is, competitively priced name brand products with a distribution system that can reach 92 percent of the country the next day.”

        As part of the agreement, a dedicated homecare market sales force has been formed to focus on homecare providers. Combined with an inside telesales group, this dedicated sales team will be responsible for sales and service to homecare providers. Gulf South’s over 100 person sales team, augmented with 15 Graham Field Equipment Specialists, will provide sales and service to the long-term care market.

        “The value proposition that Graham Field and Gulf South now offer is second to none. As this market continues to grow, inventory control, lower acquisition costs and lower operating costs will be required if homecare and long-term care providers are to meet their profit objectives,” concluded Tony Oglesby, President of Gulf South Medical Supply. Over the next several weeks, customers of Graham Field and Gulf South will be mailed the new combined catalog and other information relating to the agreement.

        PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, elder care providers and other alternate-site healthcare providers through its two business units. Since its inception in 1983, PSS has become a leader in the market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

        Graham Field Health Products, Inc. located in Atlanta, GA, is a major manufacturer and distributor of healthcare products for the homecare, long-term care and acute care markets

        All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, or rates of growth, or growth goals, gross margins and earnings, statements regarding the Company’s current business strategy, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliff; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

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